CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Titan America SA of our report dated April 4, 2025 relating to the financial statements, which appears in Titan America SA's Annual Report on Form 20-F for the year ended December 31, 2024. /s/ PricewaterhouseCoopers LLP Washington, District of Columbia May 28, 2025 Exhibit 23.1